Exhibit 99.1

January 26, 2015	News Release R. Andrew Watts Chief Financial Officer (386) 239-5770

BROWN & BROWN, INC. ANNOUNCES QUARTERLY REVENUES OF $393.1 MILLION, AN

INCREASE OF 14.6%; EARNINGS PER SHARE OF $0.17 AND $0.36 ON AN ADJUSTED BASIS,

GROWING 9.1%

(Daytona Beach, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) today announced its unaudited financial results for the fourth quarter of 2014.

Revenues for the fourth quarter of 2014 under U.S. generally accepted accounting principles (“GAAP”) were $393.1 million, increasing $50.0 million or 14.6% as compared to the fourth quarter of the prior year, with organic revenues (as defined below) increasing by 3.3%. Adjusted EBITDAC margin (as defined below) increased by 50 basis points to 30.9%. Diluted earnings per share under GAAP were $0.17 compared to $0.32 in the fourth quarter of the prior year. Adjusted earnings per share (as defined below) were $0.36 compared to $0.33 in the fourth quarter of the prior year, representing a 9.1% increase.

J. Powell Brown, President and Chief Executive Officer of the Company, noted, “Our fourth quarter was another solid quarter, delivering organic growth across all divisions and modest margin expansion. We are also pleased with our 3.5% adjusted organic growth for the full year.”

During the quarter the Company announced its intent to exit the reinsurance brokerage space and the sale of certain assets of Axiom Re, LP that resulted in a loss of $0.21 per share. Today the Company also signed a definitive agreement to sell certain assets of Acumen RE Management Corporation with an effective date of February 1, 2015 and an expected loss that will be immaterial to earnings. This completes our announced strategy to exit the reinsurance brokerage space.

Total revenue for the twelve months ended December 31, 2014 was $1,575.8 million, compared with total revenue for the same period of 2013 of $1,363.2 million, an increase of 15.6%. Organic revenues for this period increased by 3.5% after adjusting for Colonial Claims’ revenue related to Hurricane Sandy in 2013. Adjusted EBITDAC margin (as defined below) for the twelve month period ended December 31, 2014 was flat compared to the prior year at 33.2%. Diluted earnings per share for the full year was $1.41 compared to $1.48 diluted earnings per share for the same period of 2013. On an adjusted basis (as defined below) full year 2014 diluted earnings per share were $1.63 compared to $1.43 per share in 2013 increasing 14.0%.

Brown & Brown, Inc.

INTERNAL GROWTH SCHEDULE

Organic Revenue Growth(1)

Three Months Ended December 31, 2014

(in millions, unaudited)

	Quarter Ended		Change		Acquisition	Organic Growth
	12/31/14	12/31/13	$	%	Revenues	$	%
Retail(2)	$193.8	$182.9	$10.9	6.0%	$8.2	$2.7	1.5%
National Programs	99.8	71.6	28.2	39.4%	26.8	1.4	2.0%
Wholesale Brokerage	52.0	47.3	4.7	9.9%	1.1	3.6	7.7%
Services	34.1	28.3	5.8	20.2%	2.7	3.1	10.6%

Total Core Comm. and Fees	$379.7	$330.1	$49.6	15.0%	$38.8	$10.8	3.3%

(1)	Organic Revenue Growth is defined as total commissions and fees less (i) the first twelve months of net commission and fee revenues generated from acquisitions accounted for as purchases less (ii) profit-sharing contingent commissions (revenues from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year – “Contingents”), less (iii) guaranteed supplemental commissions (commissions from insurance companies based solely upon the volume of the business placed with such companies during the current year – “GSC’s”), and less (iv) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated) with the associated revenue removed from the prior year.
(2)	The Retail segment includes commissions and fees reported in the “Other” column of the Segment Information, which includes corporate and consolidation items.

Brown & Brown, Inc.

RECONCILIATION OF INTERNAL GROWTH SCHEDULE

TO TOTAL COMMISSIONS AND FEES

Included in the Consolidated Statements of Income

Three Months Ended December 31, 2014 and 2013

(in millions, unaudited)

	Quarter Ended
	12/31/14	12/31/13
Total Core Commissions and Fees	$379.7	$330.1
Profit-Sharing Contingent Commissions	8.2	4.4
Guaranteed Supplemental Commissions	2.3	2.0
Divested Business	—	2.9

Total Commissions and Fees	$390.2	$339.4

Brown & Brown, Inc.

INTERNAL GROWTH SCHEDULE

Organic Revenue Growth

Twelve Months Ended December 31, 2014

(in millions, unaudited)

	Year Ended		Change
	12/31/14	12/31/13	$	%
Total Revenue	$1,575.8	$1,363.2	$212.6	15.6%
Other Revenue	-8.3	-7.7	-0.6
Contingents and GSC’s	-67.6	-59.5	-8.1
Dispositions	—	-8.5	8.5

Core Commissions and Fees	$1,499.9	$1,287.5	$212.4	16.5%
Acquisitions excluding Wright	-97.9	—	-97.9
Wright	-88.9	—	-88.9
Colonial Claims	—	-18.3	18.3

Organic Revenue Growth—adjusted	$1,313.1	$1,269.2	$43.9	3.5%

Due to the $47.4M pre-tax loss associated with the sale of Axiom Re, the $5.9M pre-tax credit adjustment on non-cash stock-based compensation and the net change in estimated acquisition earn-out payables, we believe it is appropriate to adjust for the margin impact of these items in order to arrive at results that are more comparable to the prior year. After these adjustments, our diluted earnings per share – adjusted (as defined below) were $0.36 for the three months ended December 31, 2014, increasing 9.1%. For the twelve months ended, December 31, 2014, adjusting for the three items noted above earnings per share was $1.63 compared to $1.43 in the prior year after adjusting for the revenues associated with Hurricane Sandy in our Colonial Claims business and the change in estimated acquisition earn-out payables.

Brown & Brown, Inc.

GAAP EARNINGS PER SHARE RECONCILIATION TO

EARNINGS PER SHARE—ADJUSTED

Three Months Ended December 31, 2014

(unaudited)

	Quarter Ended		Change
	12/31/14	12/31/13	$		%
GAAP earnings per share – as reported	$0.17	$0.32	-$	0.15	-46.9%
Loss on disposal	0.21	—		0.21
Non-cash stock-based compensation adjustment	-0.03	—		-0.03
Change in estimated acquisition earn-out payables	0.01	0.01		—

Earnings per share—adjusted	$0.36	$0.33		$0.03	9.1%

Brown & Brown, Inc.

GAAP EARNINGS PER SHARE RECONCILIATION TO

EARNINGS PER SHARE—ADJUSTED

Twelve Months Ended December 31, 2014

(unaudited)

	Year Ended		Change
	12/31/14	12/31/13	$		%
GAAP earnings per share – as reported	$1.41	$1.48	-$	0.07	-4.7%
Loss on disposal	0.21	—		0.21
Non-cash stock-based compensation adjustment	-0.03	—		-0.03
Colonial Claims	—	-0.06		0.06
Change in estimated acquisition earn-out payables	0.04	0.01		0.03

Earnings per share—adjusted	$1.63	$1.43		$0.20	14.0%

EBITDAC for the quarter was $80.1 million, a decrease of $24.2 million or 23.2%. The associated EBITDAC margin decreased to 20.4%. For the reasons stated above, we believe EBITDAC adjusted for the sale of Axiom Re and the credit adjustment on non-cash stock-based compensation provides a more appropriate comparison to the prior year. EBITDAC – adjusted increased 16.6% to $121.6 million for the quarter as compared to the fourth quarter of the prior year.

Brown & Brown, Inc.

GAAP RECONCILIATION—

INCOME BEFORE INCOME TAXES TO EBITDAC(3)

Three and Twelve Months Ended December 31, 2014

(unaudited)

	Quarter Ended		Year Ended
	12/31/14	12/31/13	12/31/14	12/31/13
Income before income taxes	$38.7	$76.5	$339.9	$357.7
Amortization	22.4	17.8	82.9	67.9
Deprecation	5.6	4.6	20.9	17.5
Interest	10.0	4.3	28.4	16.4
Change in estimated acquisition earn-out payables	3.4	1.1	10.0	2.6

EBITDAC	$80.1	$104.3	$482.1	$462.1

(3)	EBITDAC is defined as net income before interest, income taxes, depreciation, amortization and the change in estimated acquisition earn-out payables.

Brown & Brown, Inc.

EBITDAC RECONCILIATION TO

EBITDAC(3)—ADJUSTED

Three Months Ended December 31, 2014

(in millions, unaudited)

	Quarter Ended		Change
	12/31/14	12/31/13	$		%
EBITDAC	$80.1	$104.3	-$	24.2	-23.2%
Loss on disposal	47.4	—		47.4
Non-cash stock-based compensation adjustment	-5.9	—		-5.9

EBITDAC – adjusted	$121.6	$104.3		$17.3	16.6%

Brown & Brown, Inc.

EBITDAC RECONCILIATION TO

EBITDAC(3)—ADJUSTED

Twelve Months Ended December 31, 2014

(in millions, unaudited)

	Year Ended		Change
	12/31/14	12/31/13	$	%
EBITDAC	$482.1	$462.1	$20.0	4.3%
Loss on disposal	47.4	—	47.4
Non-cash stock-based compensation adjustment	-5.9	—	-5.9
Colonial Claims	—	-15.2	15.2

EBITDAC – adjusted	$523.6	$446.9	$76.7	17.2%

Brown & Brown, Inc.

EBITDAC MARGIN RECONCILIATION TO

EBITDAC MARGIN(4)—ADJUSTED

Three Months Ended December 31, 2014

(unaudited)

	Quarter Ended
	12/31/14	12/31/13
EBITDAC margin	20.4%	30.4%
Loss on disposal	12.0	—
Non-cash stock-based compensation adjustment	-1.5	—

EBITDAC margin – adjusted	30.9%	30.4%

(4)	EBITDAC Margin is defined as EBITDAC divided by total revenues.

Brown & Brown, Inc.

EBITDAC MARGIN RECONCILIATION TO

EBITDAC MARGIN(4) —ADJUSTED

Twelve Months Ended December 31, 2014

(unaudited)

	Year Ended
	12/31/14	12/31/13
EBITDAC margin	30.6%	33.9%
Loss on disposal	3.0	—
Non-cash stock-based compensation adjustment	-0.4	—
Colonial Claims	—	-0.7

EBITDAC margin – adjusted	33.2%	33.2%

Brown & Brown, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data; unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2014	2013	2014	2013
REVENUES
Commissions and fees	$390.2	$339.4	$1,567.5	$1,355.5
Investment income	0.2	0.1	0.7	0.6
Other income, net	2.7	3.6	7.6	7.1

Total revenues	393.1	343.1	1,575.8	1,363.2

EXPENSES
Employee compensation and benefits	208.1	179.5	791.7	683.0
Non-cash stock-based compensation	0.1	7.6	19.3	22.5
Other operating expenses	57.4	51.7	235.3	195.6
Loss on disposal	47.4	—	47.4	—
Amortization	22.4	17.8	82.9	67.9
Depreciation	5.6	4.6	20.9	17.5
Interest	10.0	4.3	28.4	16.4
Change in estimated acquisition earn-out payables	3.4	1.1	10.0	2.6

Total expenses	354.4	266.6	1,235.9	1,005.5

Income before income taxes	38.7	76.5	339.9	357.7
Income taxes	14.1	29.2	132.9	140.5

Net income	$24.6	$47.3	$207.0	$217.2

Net income per share:
Basic	$0.17	$0.32	$1.43	$1.50

Diluted	$0.17	$0.32	$1.41	$1.48

Weighted average number of shares outstanding:
Basic	140,024	141,355	140,944	141,033

Diluted	142,240	143,036	142,891	142,624

Dividends declared per share	$0.11	$0.10	$0.41	$0.37

Brown & Brown, Inc.

CONSOLIDATED BALANCE SHEETS

(in millions, except per share data, unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$470.0	$203.0
Restricted cash and investments	259.8	250.0
Short-term investments	11.2	10.6
Premiums, commissions and fees receivable	424.6	395.9
Reinsurance recoverable	13.0	—
Prepaid reinsurance premiums	321.0	—
Deferred income taxes	25.4	29.3
Other current assets	45.5	39.3

Total current assets	1,570.5	928.1
Fixed assets, net	84.7	74.7
Goodwill	2,460.6	2,006.2
Amortizable intangible assets, net	784.6	618.9
Investments	19.9	—
Other assets	36.6	21.7

Total assets	$4,956.9	$3,649.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Premiums payable to insurance companies	$568.1	$534.4
Losses and loss adjustment reserve	13.0	—
Unearned premiums	321.0	—
Premium deposits and credits due customers	83.3	81.0
Accounts payable	57.3	34.2
Accrued expenses and other liabilities	181.3	157.4
Current portion of long-term debt	45.6	100.0

Total current liabilities	1,269.6	907.0
Long-term debt	1,152.8	380.0
Deferred income taxes, net	341.5	291.7
Other liabilities	79.2	63.8
Shareholders’ equity:
Common stock, par value $0.10 per share; authorized 280,000 shares; issued 145,871 and outstanding 143,486 at 2014; and issued and outstanding 145,419 at 2013 – in thousands	14.6	14.5
Additional paid-in capital	406.0	372.0
Treasury Stock, at cost 2,385 and 0 shares at 2014 and 2013, respectively – in thousands	(75.0)	—
Retained earnings	1,768.2	1,620.6

Total shareholders’ equity	2,113.8	2,007.1

Total liabilities and shareholders’ equity	$4,956.9	$3,649.6

Conference call, webcast and slide presentation

A conference call to discuss the fourth quarter and full year of 2014 results will be held on Tuesday, January 27, 2015 at 8:00 AM Eastern Time. You can access the webcast by visiting the “Investor Relations” section of www.bbinsurance.com. The Company may refer to a slide presentation during its conference call. The slides will be available to view and download from the “Investor Relations” section of the Company’s website at www.bbinsurance.com.

About Brown & Brown

Brown & Brown, Inc., through its subsidiaries, offers a broad range of insurance products and services. Additionally, certain Brown & Brown subsidiaries offer a variety of risk management, third-party administration, and other services. Serving business, public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States’ sixth largest independent insurance intermediary. The Company’s Web address is www.bbinsurance.com.

Forward-looking statements

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to the Company’s anticipated financial results for the fourth quarter and full year of 2014. These statements are not historical facts, but instead represent only the Company’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. These risks and uncertainties include, but are not limited to, the Company’s determination as it finalizes its financial results for the fourth quarter and full year of 2014 that its financial results differ from the current preliminary unaudited numbers set forth herein; fluctuations in our stock’s market price; fluctuations in operating results and cash flows; material adverse changes in economic conditions in the markets we serve and in the general economy; downward commercial property and casualty premium pressures; future regulatory actions and conditions in the states in which the Company conducts business; competition from others in the insurance agency, wholesale brokerage, insurance programs and service business; the integration of the Company’s operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; and the potential occurrence of a disaster that affects certain areas including, but not limited to, the States of California, Florida, Georgia, Illinois, Indiana, Kansas, Massachusetts, Michigan, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Texas, Virginia and/or Washington, where significant portions of the Company’s business are conducted; other factors that the Company may not have currently identified or quantified, and other risks, relevant factors and uncertainties identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and the Company’s other filings with the Securities and Exchange Commission. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

Non-GAAP supplemental financial information

This press release contains references to non-GAAP financial measures as defined in Regulation G of SEC rules, including Organic Revenue Growth, Earnings Per Share – adjusted, EBITDAC, EBITDAC – adjusted, EBITDAC Margins and EBITDAC Margins – adjusted. A reconciliation of this supplemental non-GAAP financial information to our GAAP information is contained in this earnings release. We present such non-GAAP supplemental financial information, as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be considered in addition to, not in lieu of, the Company’s condensed consolidated financial statements.

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